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                                                                    Exhibit 23.2

                                 MILES GARNETT
                                Attorney at Law
                                66 Wayne Avenue
                        Atlantic Beach, N.Y. 11509-1537
                              Tel. (516) 371-4598
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December 28, 1999

AlphaCom, Inc.
1035 Rosemary Boulevard; Suite I
Akron, Ohio 44306

Attention: Board of Directors

Dear Persons,

         This letter is in connection with the public offering of up to five million twenty thousand shares of common stock, par value $.001 per share of AlphaCom, Inc. a Nevada corporation (the "Company"), under its Form SB-2 Registration Statement under the Securities Act of 1933 (the "Registration Statement"). Pursuant to such Registration Statement the Company and Selling Shareholders propose to sell 5,020,000 shares of common stock.

         I have examined such corporate records, certificates and other documents as I have considered necessary and proper for the purpose of this opinion. In such examination, I have assumed the genuiness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to the original documents submitted to me as copies and the authenticity of the originals of such latter documents. As to any facts material to my opinion, I have, when relevant facts were not independently established, relied upon the aforesaid record, certificates and documents.

         Based on the foregoing, It is my opinion that when (i) the Registration Statement shall have become effective under the Securities Act of 1933, as amended, (ii) the Certificates for the company's shares of the common stock have been duly executed, countersigned, registered and delivered and the consideration therefor paid to the Company, then the Stock shall be validly issued, fully paid and non-assessable.



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AlphaCom, Inc.
December 28, 1999
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         I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the statement made in reference to me under the caption "Legal Matters" and this opinion in the Prospectus constituting a part of the Registration Statement.

Very truly yours,

/s/ Miles Garnett

Miles Garnett